UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 15, 2015

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2015, GreenHunter Resources, Inc. and certain of its subsidiaries (collectively the “Company”) entered into a Note Purchase Agreement, dated as of April 14, 2015 (the “Agreement”), with certain purchasers and BAM Administrative Services LLC, a Delaware limited liability company, as agent for each Purchaser. Pursuant to the Agreement, the Company has agreed to sell senior secured term notes (the “Financing”) in order to finance its business pertaining to the storage, transportation, disposal and treatment of water for the upstream oil & gas industry in the Appalachia region. The Financing is for an aggregate amount of up to $16 million and will be in two tranches. The first tranche will be in the aggregate amount of $13,000,000 upon satisfaction of certain customary conditions. The second tranche will be in an aggregate amount of up to $3,000,000, to be drawn down within 6 months upon the request of the Company and subject to satisfaction of certain conditions.

The Secured Term Notes (the “Notes”) to be sold in the Financing bear interest at a fixed rate per annum equal to 9%, payable monthly and mature thirty six (36) months from the initial funding date, with principal monthly principal payments beginning in November 2015, based upon a 60 month amortization. In connection with the Financing, the Company agreed to pay the Purchasers monthly royalty payments from the first month after the initial funding through the twelfth month after the repayment of the Notes, which royalty payments will be based upon the number of barrels delivered or hauled to the Company’s disposal facilities.

The Company’s obligations under the Financing are collateralized by first priority mortgage liens and first priority security interests in substantially all of the tangible and intangible assets of the Company, together with all of Company’s accounts, general intangibles, proceeds and products related thereto.

The Agreement contains representations, affirmative and negative covenants (including financial covenants) and other terms and conditions customary for transactions of this type. The foregoing descriptions of the Agreement, the Notes and the Financing are qualified in their entirety by reference to the full text of the Agreement and from the Notes, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Note Purchase Agreement by and among Bam Administrative Services LLC, as agent, the purchasers from time to time a party hereto and GreenHunter Resources, Inc., dated as of April 14, 2015.
10.2	Form of Secured Term Notes.
99.1	Press Release dated April 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: April 16, 2015	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel
and Secretary